Exhibit 99.1

Energy XXI Reports Fiscal Year-end Results

•	Full-year volumes rise 62 percent to 26,200 BOE/d
•	Revenues and EBITDA climb to new record highs
•	exploration efforts target future growth
•	Hurricane Gustav inspections reveal limited damage

HOUSTON – Sept. 9, 2008 – Energy XXI (Bermuda) Limited (NASDAQ: EXXI) (AIM: EXXI, EXXS) today announced fiscal fourth-quarter and full-year financial and operating results for the period ended June 30, 2008, and provided an operational update, including storm impacts.
For the company’s fiscal year ended June 30, 2008, Energy XXI reported net cash provided by operating activities totaled $387.6 million while earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) was $451.0 million, compared with $275.4 million and $241.1 million, respectively, in fiscal 2007.  Fiscal 2008 net income was $26.9 million, or $0.30 per diluted share, on revenues of $643.2 million and production of 26,200 BOE/d, compared with net income of $24.1 million, or $0.29 per diluted share, on revenues of $341.3 million and production of 16,200 BOE/d in fiscal 2007.
For the 2008 fiscal fourth quarter, revenues were $178.8 million and EBITDA totaled $119.2 million, compared with 2007 fiscal fourth-quarter revenues of $118.7 million and EBITDA of $81.1 million.  Discretionary cash flow was $99.2 million in the 2008 fiscal fourth quarter, compared with $65.3 million in the 2007 fiscal fourth quarter.  Fourth-quarter 2008 net cash provided by operating activities totaled $150.2 million, as volumes averaged 26,400 barrels of oil equivalent per day (BOE/d).  In the 2007 fiscal fourth quarter, net cash provided by operating activities was $116.6 million and volumes averaged 20,900 BOE/d.
The net realized price received for the company’s production in the 2008 fiscal fourth quarter averaged $74.49 per BOE, including a $24.46 per BOE reduction due to hedging, compared with a net realized price of $62.53 per BOE, including a $5.03 per BOE gain from hedging, in the 2007 fiscal fourth quarter.
Fiscal 2008 fourth-quarter net income was $8.2 million, or $0.08 per diluted share, which included a non-cash loss of $2.3 million ($3.4 million pre-tax), or $0.02 per diluted share, for mark-to-market charges on open oil and gas derivative contracts.  In the 2007 fiscal fourth quarter, net income was $2.2 million, or $0.02 per diluted share.
“Our operations continued to set new records in the quarter, as we closed our 2008 fiscal year on a strong note,” Energy XXI Chairman and CEO John Schiller said.  “Our core producing properties have delivered solid results, while high-potential exploration prospects position Energy XXI to significantly increase reserves and production moving forward.  In addition, we started the new fiscal year in a strong financial position following the June 20 completion of the warrant tender.”
In June, Energy XXI completed its previously announced warrant tender offer, generating cash proceeds of approximately $237 million.  Following its June 30 year-end, the company utilized a portion of the cash to purchase a total of $67.5 million total face amount of its June 2013 bonds for $58.8 million.

Exploration Drilling Update
The Cote de Mer prospect, which commenced drilling in Vermillion Parish, Louisiana in February 2007, has been drilled to a true vertical depth (TVD) of 20,548 feet on its way to the proposed TVD of 21,000 feet.  Energy XXI holds a 33 percent working interest (WI) and a 24 percent net revenue interest (NRI).  Nexen Inc. (NYSE: NXY) operates the well with a 35 percent WI and 25 percent NRI.  Private partners have the remaining interests.
“Preliminary indications at Cote de Mer are very encouraging,” Energy XXI President and Chief Operating Officer Steve Weyel said. “We believe we are in the primary gas objective.  Logging operations, which were delayed by Hurricane Gustav and the approaching Hurricane Ike, will give us an idea of what we’ve encountered and then we plan to drill ahead.  Once we have obtained a log over the objective interval we will update the market with a full drilling update.”
Other high-potential wells in progress include the Kaplan and Blackbeard West prospects.  The Kaplan prospect, being drilled with the Green & Broussard #1ST well in Vermillion Parish, Louisiana, (100 percent WI, 65 percent NRI), began drilling on March 28, 2008 and is currently preparing to sidetrack at 14,774 feet TVD as a result of problems encountered with the liner top, drilling toward a proposed 18,500 feet TVD.  The Blackbeard West prospect (20 percent WI, 16 percent NRI), being drilled with the South Timbalier Block 168 No. 1 exploratory well in 70 feet of water offshore Louisiana, was reentered on March 18, 2008, and has been drilled below 32,550 feet to evaluate potentially significant targets. The well is permitted to 35,000 feet. Previous logs indicated that the well has encountered potential hydrocarbon bearing zones. Details regarding any sands, zones and hydrocarbons encountered, generally required to be reported under the London Stock Exchange’s AIM regulations, are withheld due to certain contractual restrictions.  Energy XXI’s investment in the South Timbalier Block 168 No. 1 well totaled approximately $19 million at Sept. 9, 2008.

Capital Expenditures
During the 2008 fiscal fourth quarter ended June 30, capital expenditures totaled $96.1 million, bringing full-year capital expenditures to $330.1 million (excluding acquisitions), which included $114.6 million for exploration, $205.7 million for development activity and $9.8 million for other spending.  Additionally, the company spent approximately $40 million on producing property acquisitions.  The company drilled 18 exploration wells and 10 development wells for a success rate of 33 percent and 80 percent, respectively.  Energy XXI has budgeted capital expenditures for fiscal year 2009 at $380 million excluding acquisitions, with about $184 million for exploration, $194 million for development activity, and $2 million for other spending.

Year-end Reserves
Proved reserves at June 30, 2008 totaled 51.5 million BOE, compared with 55.6 million BOE booked at June 30, 2007.  During fiscal year 2008, Energy XXI added 3.8 million BOE of proved reserves through discoveries and extensions of existing fields and 1.7 million BOE through acquisitions, while producing 9.6 million BOE.
“From our foundation three years ago, Energy XXI has relied upon acquisitions to add reserves, augmented by a strong development program,” Schiller said.  “Without a significant acquisition in our 2008 fiscal year, our proved reserves declined modestly.  Looking ahead, with the exploration program just now beginning to mature, the high-potential wells in our current drilling program could make this a watershed year for Energy XXI, offering organic reserve growth in addition to the core acquisition strategy.”

Fiscal 2008 Summary
“Energy XXI entered the new fiscal year in the best position in our three-year history, based on the many accomplishments of fiscal 2008,” Schiller said. “The development program delivered strong production volumes and cash flows, the exploration program is looking very encouraging, and our capital structure is greatly improved following the warrant tender in June, which added nearly $240 million of cash to the balance sheet while essentially eliminating the warrant overhang. We are optimistic about the opportunities we are pursuing in fiscal 2009, tempered only by the impact of hurricanes on our operating results.”

Hurricane Gustav Operational Update
Inspections to date have revealed limited damage to company facilities from Hurricane Gustav, although additional sub-sea assessments and systems tests are needed before the full extent of damage will be known.  Widespread electrical power outages and extensive road and waterway closures in south Louisiana have restricted access to shore bases and critical third-party services, delaying the resumption of operations.
Damage assessments to date indicate that the company’s total clean-up and repair costs will be capped at its $7.5 million insurance deductible. There have been no reported injuries to personnel.  Lost-time rig expenses are estimated to total $4 million net to the company to date.  Energy XXI does not purchase business interruption insurance.
As of today, Sept. 9, the company’s production has ramped up to about 10,000 barrels of oil equivalent per day, or approximately 38 percent of pre-storm levels.  Restoration efforts are expected to continue until Wednesday, Sept. 10, when Energy XXI anticipates shutting in production and evacuating personnel ahead of Hurricane Ike, which is forecast to enter the Gulf of Mexico. Due to the effects of Hurricane Gustav and the expected shut-down ahead of Hurricane Ike, Energy XXI estimates that September production will average less than 10,000 BOE/d.  Production shut-ins could continue beyond September, depending on the return to service of third-party pipelines, including any further storm-related delays in repairing the systems.

Timeline
•	Aug. 26 – The barge rig on the Cote de Mer prospect suspended efforts to acquire logs on the well and began preparing to move to safe harbor in advance of Hurricane Gustav;
•	Aug. 29 – Energy XXI began shutting in virtually all of its oil and natural gas production and evacuating facilities and the seven remaining drilling rigs under contract;
•	Aug. 30 – All remaining employees and contractors were safely evacuated by mid day;
•
Sept. 1 – Hurricane Gustav passed directly over the company’s South Pass 49 and South Timbalier 21 fields and made landfall just west of Port Fourchon, Louisiana, which serves as a critical industry shore base;

•	Sept. 2 – An airplane flyover found no apparent major damage to the company’s key offshore facilities, although observations from such high-speed flyovers are limited;
•
Sept. 4 – Some essential personnel began returning to offshore facilities to conduct inspections and begin restoring production as company and third-party downstream operations safely allowed; inspections of the Rabbit Island field facilities revealed no significant damage, but production is delayed due to the unavailability of third-party pipeline facilities; with no significant rig damage, rigs drilling the company’s Kaplan, Ensminger and Belle Isle prospects and a South Timbalier 21 development well safely staffed up and resumed operations, while personnel began returning to the rig drilling the Blackbeard West prospect;

•
Sept. 5 – Additional crews arrived at the company’s key properties offshore Louisiana to further assess damage and to begin restoring production as company and third-party downstream operations safely allowed; all contracted rigs except the barge rig for the Cote de Mer well were staffed and in operation;

•
Sept. 6 – A small tripod structure at South Timbalier 21, which had been contributing a combined 300 BOE/d net to the company’s production, was confirmed to be significantly damaged; all key Main Pass, South Pass, East Cameron and Eugene Island facilities were determined safe to place back into operations once take-away pipeline and processing services were available;

•	Sept. 7 to Current – Damage assessment and repairs, testing and operational restoration efforts continued.

Key Field Status
All of the company’s key fields are expected to be restored to production once third-party take-away pipelines are placed back in service, although some may flow at constrained levels for an extended period while portions of the pipeline systems remain under repair.  The current status of key fields follows.

Eastern Gulf Fields
•	Main Pass 61 – The A/B/C platforms were placed back online as of Sept. 7;
•	Main Pass 72/73 – The field was placed back online as of Sept. 7;
•	South Pass 49 – All top side facilities are ready to flow; there is an apparent leak in the third-party-operated oil sales line and water damage at a related third-party facility at South Pass 24.

Central Gulf Fields
•	South Timbalier 21:
o	The ST-56/126 structure is under water; divers are on location assessing damage;
o	The ST-21 D&H platform’s 6-inch departing gas sales line and 14-inch low-pressure gas loop line are damaged; divers are performing damage assessments;
o
All other damage appears minor; crews are beginning repairs of hand rails, grating and control panels; all in-field flow lines and pipelines are being tested for leaks; five lift boats are under contract and on location to assess and begin repairing damage;

o	The Gulf South take-away pipeline that handles most of the natural gas production from South Timbalier 21 sustained damage at Timbalier Island and is expected to be off-line for an extended period.
•
East Cameron 334/335, South Marsh Island 128, Eugene Island 330 – These fields were returned to partial production Sept. 8 following restart of the third-party take-away pipeline; apparent leaks on two other third-party gas sales lines are restricting full production volumes.

Onshore/Gulf Coast Fields
•	Rabbit Island – The field facilities incurred no significant damage; production began ramping back up Sept. 9;
•	Lake Salvador – No significant damage was incurred; production began ramping back up Sept. 4;
•	Laphroaig – No significant damage was incurred; full production returned Sept. 5.

Conference Call Tomorrow at 9 a.m. CDT, 3 p.m. London Time
Energy XXI will host its year-end conference call tomorrow, Wednesday, Sept. 10, 2008, at 9 a.m. CDT (3 p.m. London time). The dial-in number is 1 (913) 312-0969 in the United States and 08000 517 166 in the United Kingdom, and the confirmation code is 8468299. For complete instructions on how to actively participate in the conference call, or to listen to the live audio webcast or a replay, visit www.energyxxi.com.

Forward-Looking Statements
All statements included in this release relating to future plans, projects, events or conditions and all other statements other than statements of historical fact included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions, including changes in long-term oil and gas prices or other market conditions affecting the oil and gas industry, reservoir performance, the outcome of commercial negotiations and changes in technical or operating conditions, among others, that could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. Energy XXI assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Competent Person Disclosure
The technical information contained in this announcement relating to operations (including information in the attached Operations Report) adheres to the standard set by the Society of Petroleum Engineers.  Tom O’Donnell, Vice President of Corporate Development, a registered Petroleum Engineer, is the qualified person who has reviewed and approved the technical information contained in this announcement.

About the Company
Energy XXI is an independent oil and natural gas exploration and production company whose growth strategy emphasizes acquisitions, enhanced by its value-added organic drilling program. The company’s properties are located in the U.S. Gulf of Mexico waters and the Gulf Coast onshore.  Collins Stewart Europe Limited and Tristone Capital Limited are Energy XXI listing brokers in the United Kingdom. To learn more, visit the Energy XXI website at www.energyxxi.com.

ENERGY XXI (BERMUDA) LIMITED
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In Thousands, except per share information)
(Unaudited)

As required under Regulation G of the Securities Exchange Act of 1934, provided below are reconciliations of net income to the following non-GAAP financial measures: EBITDA and discretionary cash flow.  The company uses these non-GAAP measures as key metrics for the management of the company and to demonstrate the company’s ability to internally fund capital expenditures and service debt.  The non-GAAP measures are useful in comparisons of oil and gas exploration and production companies as they exclude non-operating fluctuations in assets and liabilities.

	Quarter Ended		Year Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net Income as Reported	$8,220	$2,208	$26,869	$24,130

Total other (income) expense	23,418	20,366	101,857	58,420
Depreciation, depletion and amortization	83,462	57,873	307,389	145,928
Provision for income taxes	4,127	689	14,874	12,665

EBITDA	$119,227	$81,136	$450,989	$241,143

EBITDA Per Share
Basic	$1.31	$0.96	$5.26	$2.87
Diluted	$1.16	$0.92	$5.00	$2.87

Weighted Average Number of Common Shares Outstanding
Basic	90,777	84,158	85,809	83,959
Diluted	103,045	88,621	90,271	83,959

Net Income as Reported	$8,220	$2,208	$26,869	$24,130

Deferred income tax expense	4,127	1,554	14,874	13,530
Change in derivative financial instruments	275	1,254	1,086	11,759
Accretion of asset retirement obligations	2,516	1,372	8,176	3,991
Depreciation, depletion and amortization	83,462	57,873	307,389	145,928
Amortization and write-off of debt issuance costs	585	1,047	4,273	7,045
Common stock issued to Directors for services	—	—	67	—

Discretionary Cash Flow	$99,185	$65,308	$362,734	$206,383

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED BALANCE SHEETS
(In Thousands, except share information)
(Unaudited)

	June 30,
ASSETS	2008	2007
Current Assets
Cash and cash equivalents	$168,962	$19,784
Accounts receivable
Oil and natural gas sales	116,678	55,763
Joint interest billings	21,322	14,377
Insurance and other	4,896	958
Prepaid expenses and other current assets	14,662	21,870
Royalty deposit	4,548	2,175
Deferred income taxes	88,198	—
Derivative financial instruments	2,179	17,131
Total Current Assets	421,445	132,058

Property and Equipment, net of accumulated depreciation, depletion, and amortization
Oil and natural gas properties - full cost method of accounting	1,561,276	1,491,685
Other property and equipment	10,020	3,097
Total Property and Equipment	1,571,296	1,494,782
Other Assets
Derivative financial instruments	3,747	616
Deferred income taxes	36,055	—
Debt issuance costs, net of accumulated amortization	17,388	20,986
Total Other Assets	57,190	21,602
Total Assets	$2,049,931	$1,648,442

LIABILITIES
Current Liabilities
Accounts payable	$106,751	$79,563
Advances from joint interest partners	7,487	2,026
Accrued liabilities	91,382	33,459
Deferred income taxes	—	1,044
Derivative financial instruments	245,626	1,480
Current maturities of long-term debt	7,250	5,508
Total Current Liabilities	458,496	123,080
Long-term debt, less current maturities	944,972	1,045,511
Deferred income taxes	—	14,788
Asset retirement obligations	81,097	63,364
Derivative financial instruments	190,781	4,573
Total Liabilities	1,675,346	1,251,316

Stockholders’ Equity
Preferred stock, $0.01 par value, 2,500,000 shares authorized and no shares issued at June 30, 2008 and 2007	—	—
Common stock, $0.001 par value, 400,000,000 shares authorized and 145,299,675 and 84,203,444 shares issued and 144,937,119 and 84,203,444 shares outstanding at June 30, 2008 and 2007, respectively	145	84
Additional paid-in capital	601,509	363,206
Retained earnings	57,941	31,072
Accumulated other comprehensive income (loss), net of income tax expense (benefit)	(285,010)	2,764
Total Stockholders’ Equity	374,585	397,126
Total Liabilities and Stockholders’ Equity	$2,049,931	$1,648,442

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, except per share information)
(Unaudited)

	Quarter Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007
Revenues
Crude oil sales	$111,657	$71,867	$396,179	$193,749
Natural gas sales	67,105	46,849	247,053	147,535
Total Revenues	178,762	118,716	643,232	341,284

Costs and Expenses
Lease operating expense	39,781	25,166	142,859	68,985
Production taxes	3,699	686	8,686	3,595
Depreciation, depletion and amortization	83,462	57,873	307,389	145,928
Accretion of asset retirement obligation	2,516	1,372	8,176	3,991
General and administrative expense	10,123	10,183	26,450	26,507
Loss (gain) on derivative financial instruments	3,416	173	6,072	(2,937)
Total Costs and Expenses	142,997	95,453	499,632	246,069

Operating Income	35,765	23,263	143,600	95,215

Other Income (Expense)
Interest income	154	311	1,403	1,910
Interest expense	(23,572)	(20,677)	(103,260)	(60,330)
Total Other Income (Expense)	(23,418)	(20,366)	(101,857)	(58,420)

Income Before Income Taxes	12,347	2,897	41,743	36,795

Provision for Income Taxes	4,127	689	14,874	12,665

Net Income	$8,220	$2,208	$26,869	$24,130

Earnings per Share
Basic	$0.09	$0.03	$0.31	$0.29
Diluted	$0.08	$0.02	$0.30	$0.29

Weighted Average Number of Common Shares Outstanding
Basic	90,777	84,158	85,809	83,959
Diluted	103,045	88,621	90,271	83,959

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In Thousands)
(Unaudited)

					Accumulated
			Additional		Other	Total
	Common Stock		Paid-in	Retained	Comprehensive	Stockholders’
	Shares	Value	Capital	Earnings	Income (Loss)	Equity

Inception, July 25, 2005	—	$—	$—	$—	$—	$—
Common stock issued	62,500	63	277,676			277,739
Warrants exercised	18,145	18	72,562			72,580
Comprehensive income:
Net income				6,942		6,942
Unrealized loss on derivative
financial instruments, net of
income tax benefit					(4,552)	(4,552)
Total comprehensive income						2,390

Balance, June 30, 2006	80,645	81	350,238	6,942	(4,552)	352,709
Common stock issued	3,558	3	14,037			14,040
Warrants repurchased			(1,069)			(1,069)
Comprehensive income:
Net income				24,130		24,130
Unrealized gain on derivative
financial instruments, net of
income tax expense					7,316	7,316
Total comprehensive income						31,446

Balance, June 30, 2007	84,203	84	363,206	31,072	2,764	397,126
Common stock issued	16		568			568
Restricted shares issued	293
Warrants exercised	259		1,292			1,292
Warrant exchange	60,529	61	236,463			236,524
Warrants repurchased			(20)			(20)
Comprehensive income (loss):
Net income				26,869		26,869
Unrealized loss on derivative
financial instruments, net of
income tax benefit					(287,774)	(287,774)
Total comprehensive loss						(260,905)

Balance, June 30, 2008	145,300	$145	$601,509	$57,941	$(285,010)	$374,585

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Quarter Ended June 30,		Year Ended June 30,
	2008	2007	2008	2007

Cash Flows From Operating Activities
Net income	$8,220	$2,208	$26,869	$24,130
Adjustments to reconcile net income to net cash provided by
(used in) operating activities:
Deferred income tax expense	4,127	1,554	14,874	13,530
Change in derivative financial instruments	275	1,254	1,086	11,759
Accretion of asset retirement obligations	2,516	1,372	8,176	3,991
Depletion, depreciation, and amortization	83,462	57,873	307,389	145,928
Amortization and write-off of debt issuance costs-net	585	1,047	4,273	7,045
Common stock issued for Directors’ compensation	—	—	67	—
Changes in operating assets and liabilities
Accounts receivable	(18,199)	(19,349)	(66,341)	16,458
Prepaid expenses and other current assets	3,029	26,831	4,835	(12,670)
Accounts payable and other liabilities	66,202	43,841	86,324	65,226
Net Cash Provided by Operating Activities	150,217	116,631	387,552	275,397

Cash Flows from Investing Activities
Acquisitions	(1,081)	(415,137)	(40,016)	(717,618)
Capital expenditures	(96,076)	(180,876)	(330,078)	(431,827)
Proceeds from the sale of oil and natural gas properties	—	—	—	1,400
Other	(161)	(778)	(296)	555
Net Cash Used in Investing Activities	(97,318)	(596,791)	(370,390)	(1,147,490)

Cash Flows from Financing Activities
Proceeds from the issuance of common stock	469	873	501	14,040
Proceeds from long-term debt	106,000	835,444	310,135	1,199,444
Proceeds from exchange of warrants	237,796	—	237,796	—
Payments on long-term debt	(230,000)	(325,155)	(410,159)	(349,780)
Payments on put financing	(1,280)	(1,764)	(5,574)	(8,794)
Debt issuance costs	—	(19,599)	(675)	(24,353)
Other	12	(32)	(8)	(1,069)
Net Cash Provided by Financing Activities	112,997	489,767	132,016	829,488

Net Increase (Decrease) in Cash and Cash Equivalents	165,896	9,607	149,178	(42,605)

Cash and Cash Equivalents, beginning of year/period	3,066	10,177	19,784	62,389

Cash and Cash Equivalents, end of year/period	$168,962	$19,784	$168,962	$19,784

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATING RESULTS
(In Thousands, except per unit amounts)
(Unaudited)
	Year Ended June 30,		Period from Inception July 25, 2005 Through June 30, 2006
	2008	2007
Operating revenues
Crude oil sales	$484,552	$177,783	$29,751
Natural gas sales	237,628	131,065	15,934
Hedge gain (loss)	(78,948)	32,436	1,427
Total revenues	643,232	341,284	47,112
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	67.1%	57.6%	67.3%
Including hedge gain (loss)	61.6%	56.8%	62.0%
Operating expenses
Lease operating expense
Insurance expense	18,218	12,670	144
Workover and maintenance	22,397	8,269	166
Direct lease operating expense	102,244	48,046	9,592
Total lease operating expense	142,859	68,985	9,902
Production taxes	8,686	3,595	84
Depreciation, depletion and amortization	307,389	145,928	20,357
General and administrative	26,450	26,507	4,361
Other – net	14,248	1,054	806
Total operating expenses	499,632	246,069	35,510
Operating income	$143,600	$95,215	$11,602
Sales volumes per day
Natural gas (MMcf)	75.7	50.3	27.9
Crude oil (MBbls)	13.5	7.8	5.1
Total (MBOE)	26.2	16.2	9.7
Percent of sales volumes from crude oil	51.8%	48.2%	52.1%
Average sales price
Natural gas per Mcf	$8.57	$7.13	$6.48
Hedge gain (loss) per Mcf	0.34	0.90	0.86
Total natural gas per Mcf	$8.91	$8.03	$7.34
Crude oil per Bbl	$97.72	$62.33	$66.64
Hedge gain (loss) per Bbl	(17.82)	5.60	(1.56)
Total crude oil per Bbl	$79.90	$67.93	$65.08
Total hedge gain (loss) per BOE	$(8.24)	$5.48	$1.67
Operating revenues per BOE	$67.16	$57.71	$55.02
Operating expenses per BOE
Lease operating expense
Insurance expense	1.90	2.14	0.17
Workover and maintenance	2.34	1.40	0.19
Direct lease operating expense	10.68	8.12	11.20
Total lease operating expense	14.92	11.66	11.56
Production taxes	0.91	0.61	0.10
Depreciation, depletion and amortization	32.09	24.68	23.78
General and administrative	2.76	4.48	5.09
Other – net	1.49	0.18	0.94
Total operating expenses	52.17	41.61	41.47
Operating income per BOE	$14.99	$16.10	$13.55

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED OPERATING RESULTS
(In Thousands, except per unit amounts)
(Unaudited)
	Quarter Ended
	June 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sept. 30, 2007	June 30, 2007
Operating revenues
Crude oil sales	$160,118	$126,660	$108,487	$89,287	$66,716
Natural gas sales	77,356	61,675	53,759	44,838	42,453
Hedge gain (loss)	(58,712)	(21,198)	(8,521)	9,483	9,547
Total revenues	178,762	167,137	153,725	143,608	118,716
Percent of operating revenues from crude oil
Prior to hedge gain (loss)	67.4%	67.3%	66.9%	66.6%	61.1%
Including hedge gain (loss)	62.5%	62.0%	60.7%	61.0%	60.5%
Operating expenses
Lease operating expense
Insurance expense	3,932	4,642	4,812	4,832	2,489
Workover and maintenance	6,741	5,447	4,489	5,720	5,532
Direct lease operating expense	29,108	28,253	24,742	20,141	17,145
Total lease operating expense	39,781	38,342	34,043	30,693	25,166
Production taxes	3,699	1,755	1,272	1,960	686
Depreciation, depletion and amortization	83,462	75,268	75,406	73,253	57,873
General and administrative	10,123	4,912	5,644	5,771	10,183
Other – net	5,932	4,611	903	2,802	1,545
Total operating expenses	142,997	124,888	117,268	114,479	95,453
Operating income	$35,765	$42,249	$36,457	$29,129	$23,263
Sales volumes per day
Natural gas (MMcf)	67.9	73.3	78.1	83.5	60.0
Crude oil (MBbls)	15.1	13.9	13.0	12.3	10.9
Total (MBOE)	26.4	26.1	26.0	26.2	20.9
Percent of sales volumes from crude oil	57.2%	53.3%	50.0%	46.9%	52.2%
Average sales price
Natural gas per Mcf	$12.52	$9.25	$7.48	$5.83	$7.78
Hedge gain (loss) per Mcf	(1.66)	0.28	0.93	1.46	0.80
Total natural gas per Mcf	$10.86	$9.53	$8.41	$7.29	$8.58
Crude oil per Bbl	$116.90	$100.10	$90.71	$79.19	$67.46
Hedge gain (loss) per Bbl	(35.38)	(18.20)	(12.68)	(1.52)	5.21
Total crude oil per Bbl	$81.52	$81.90	$78.03	$77.67	$72.67
Total hedge gain (loss) per BOE	$(24.46)	$(8.92)	$(3.56)	$3.94	$5.03
Operating revenues per BOE	$74.49	$70.33	$64.24	$59.63	$62.53
Operating expenses per BOE
Lease operating expense
Insurance expense	1.64	1.95	2.01	2.00	1.31
Workover and maintenance	2.81	2.29	1.88	2.38	2.91
Direct lease operating expense	12.13	11.89	10.34	8.36	9.03
Total lease operating expense	16.58	16.13	14.23	12.74	13.25
Production taxes	1.54	0.74	0.53	0.81	0.36
Depreciation, depletion and amortization	34.78	31.67	31.51	30.42	30.48
General and administrative	4.22	2.07	2.36	2.40	5.37
Other – net	2.47	1.94	0.38	1.16	0.82
Total operating expenses	59.59	52.55	49.01	47.53	50.28
Operating income per BOE	$14.90	$17.78	$15.23	$12.10	$12.25

ENERGY XXI (BERMUDA) LIMITED
CONSOLIDATED COSTS INCURRED, CAPITAL EXPENDITURES AND PROVED RESERVES
(In Thousands)
(Unaudited)

	Year Ended June 30,		Period from Inception July 25, 2005 Through June 30, 2006
	2008	2007
Oil and Gas Activities
Property acquisition
Proved	$51,898	$632,707	$393,087
Unproved	1,892	134,340	50,840
Exploration costs	114,639	67,140	—
Development costs	205,681	362,219	18,002
Costs incurred for oil and gas activities	374,110	1,196,406	461,929
Administrative and Other	9,758	2,468	1,701
Total costs incurred	383,868	1,198,874	463,630
Less acquisitions	(40,016)	(717,618)	(448,374)
Less asset retirement obligations and other – net	(13,774)	(49,429)	4,447
Capital expenditures	$330,078	$431,827	$19,703

	Crude Oil	Natural Gas	Total
	(MBbls)	(MMcf)	(MBOE)
Proved reserves at inception July 25, 2005	—	—	—
Production	(446)	(2,459)	(856)
Revisions of previous estimates	106	436	179
Purchases of minerals in place	14,160	66,674	25,272
Proved reserves at June 30, 2006	13,820	64,651	24,595
Production	(2,852)	(18,369)	(5,914)
Extensions and discoveries	4,726	37,235	10,932
Revisions of previous estimates	(523)	(16,233)	(3,229)
Sales of reserves	(224)	(991)	(389)
Purchases of minerals in place	15,393	85,539	29,650
Proved reserves at June 30, 2007	30,340	151,832	55,645
Production	(4,959)	(27,716)	(9,578)
Extensions and discoveries	2,520	7,410	3,755
Revisions of previous estimates	1,909	(11,033)	70
Sales of reserves	(21)	(141)	(45)
Purchases of minerals in place	176	8,846	1,651
Proved reserves at June 30, 2008	29,965	129,198	51,498

Proved developed reserves
June 30, 2006	8,922	42,246	15,963
June 30, 2007	20,978	96,751	37,103
June 30, 2008	19,793	77,991	32,792

ENERGY XXI (BERMUDA) LIMITED
SUMMARY OF HEDGE POSITIONS AS OF SEPTEMBER 9, 2008

Natural Gas (000 MMBTU)						Crude Oil (000 BBL)

			Average						Average
Qtr	Instrument	Volume	Sub	Floor	Cap	Qtr	Instrument	Volume	Sub	Floor	Cap

Q109	Swaps	2,460		8.90	8.90	Q109	Swaps	541		82.60	82.60
	3 Way Collars	740	5.79	7.69	10.04		3 Way Collars	205	54.12	67.44	78.99
	Collars	744		7.97	10.46		Collars	55		60.00	78.00
	Puts	120		8.00			Puts	27		60.00
	Put Spreads	1,880	5.84	7.68			Put Spreads	183	85.00	110.00

Q209	Swaps	1,580		8.82	8.82	Q209	Swaps	472		78.88	78.88
	3 Way Collars	950	5.67	7.45	10.09		3 Way Collars	184	54.02	67.40	79.09
	Collars	685		7.97	10.43		Collars	162		70.28	96.67
	Puts	110		8.00			Puts	26		60.00
	Put Spreads	1,780	6.00	7.91			Put Spreads	276	85.00	110.00

Q309	Swaps	2,080		8.46	8.46	Q309	Swaps	325		70.85	70.85
	3 Way Collars	1,040	6.00	8.09	9.97		3 Way Collars	170	53.94	67.24	78.94
	Collars	302		7.72	9.96		Collars	233		76.74	107.25
	Put Spreads	900	6.50	8.50			Put Spreads	270	85.00	110.00

Q409	Swaps	1,830		8.46	8.46	Q409	Swaps	303		70.86	70.86
	3 Way Collars	930	6.00	8.10	9.96		3 Way Collars	137	53.69	67.37	79.66
	Collars	289		7.73	9.91		Collars	220		76.67	107.17
	Put Spreads	910	6.50	8.50			Put Spreads	273	85.00	110.00

Q110	Swaps	1,770		8.47	8.47	Q110	Swaps	277		70.97	70.97
	3 Way Collars	820	6.00	8.11	9.96		3 Way Collars	111	53.38	67.52	80.49
	Collars	137		8.00	8.85		Collars	211		76.58	107.07
	Put Spreads	920	6.50	8.50			Put Spreads	276	85.00	110.00

Q210	Swaps	1,580		8.47	8.47	Q210	Swaps	257		71.01	71.01
	3 Way Collars	740	6.00	8.12	9.95		3 Way Collars	87	52.93	67.70	81.64
	Collars	137		8.00	8.85		Collars	201		76.51	106.99
	Put Spreads	920	6.50	8.50			Put Spreads	276	85.00	110.00

Q310	Swaps	1,700		8.12	8.12	Q310	Swaps	238		70.86	70.86
	3 Way Collars	490	6.00	8.18	9.93		3 Way Collars	68	52.35	67.35	82.05
							Collars	190		76.53	104.76

Q410	Swaps	1,500		8.12	8.12	Q410	Swaps	215		70.89	70.89
	3 Way Collars	460	6.00	8.20	9.92		3 Way Collars	60	52.00	67.00	82.04
							Collars	174		76.49	104.68

Q111	Swaps	1,380		8.12	8.12	Q111	Swaps	193		70.93	70.93
	3 Way Collars	440	6.00	8.20	9.92		3 Way Collars	52	51.54	66.54	82.03
							Collars	156		76.48	104.66

Q211	Swaps	1,280		8.12	8.12	Q211	Swaps	171		70.96	70.96
	3 Way Collars	420	6.00	8.21	9.91		3 Way Collars	45	50.95	65.95	82.02
							Collars	146		76.50	104.69

Includes production for July 2008 and later; Quarters based on June 30 fiscal year-end
All prices are weight-averaged by contract volume

Operations Report

[Missing Graphic Reference]

Gulf of Mexico Shelf Highlights

South Timbalier 21
During the 2008 fiscal fourth quarter, South Timbalier 21 (100 percent WI) net production averaged 7,800 BOE/d, down from the fiscal third quarter’s 8,500 BOE/d net rate due to natural declines following completion of the field’s fiscal 2008 drilling program.
For the full 2008 fiscal year, South Timbalier net production averaged 7,900 BOE/d, compared with the 2007 fiscal year average of 9,100 BOE/d. The fiscal 2008 capital program included approximately $80 million for three development wells, two workovers and facilities spending, down from about $200 million invested the previous year.  The company expects to spend approximately $60 million in fiscal 2009 for two development wells, one exploration well, two workovers and two facility projects.

Main Pass 61/72, East Cameron 334/335, South Pass 49
Fiscal fourth-quarter net production from properties acquired from Pogo in June 2007 averaged 10,700 BOE/d, an approximate 11 percent increase over the fiscal third quarter’s average of 9,600 BOE/d.  Since being acquired, these properties have increased net production approximately 35 percent. Among highlights for the fiscal fourth quarter:
•	The MP 61 B-6 (50 percent WI) development well was drilled to a 7,931 foot TVD, logging 122 net feet of oil pay in the J-6 sand and coming online May 8 at a gross rate of 2,567 BOE/d;
•
The MP 72 MP147 #1 (50 percent WI) well was drilled to 8,160 foot TVD and sidetracked to MP 73 #7 ST1, where the well was drilled to a 6,906 foot TVD, ultimately logging 30 net feet of oil pay in the BA-2 sand. The well has been completed and is scheduled to come online through a subsea tie-back in the fourth quarter of fiscal year 2009.

In fiscal year 2009, the company expects to accelerate development of the Main Pass 61/72, East Cameron 334/335 and South Pass 49 properties:
•	MP 61/72 (50 percent WI) – $40 million is budgeted for five development wells and 11 recompletion projects;
•	EC 334/335 (52 percent WI) – $32 million is budgeted for two exploration wells, two development wells and four recompletion projects;
•	SP 49 (22 percent WI) – $14 million is budgeted for three development wells and four facility projects.

South Louisiana Onshore Highlights

Lake Salvador
To date, the company has spent approximately $47 million in Lake Salvador (50 percent WI) and achieved an overall success rate of 75 percent, including 70 percent on 10 exploration wells and 100 percent on two development wells.  In fiscal year 2008, net production averaged 1,724 BOE/d, an approximate 47 percent increase over the previous year’s net production of 1,170 BOE/d.  In fiscal year 2009, the company has budgeted approximately $5 million to drill two shallow exploration wells in the Lake Salvador area.

Bayou Carlin
The C. M. Peterson Jr. #1 (31% WI) (Laphroaig Discovery) in St. Mary Parish, which commenced production Aug. 15, 2007, is continuing to flow more than 40 MMcf/d and 700 BOPD gross with nearly 10,000 psig FTP more than a year after start-up. With no water production to date, gross production of nearly 2 million BOE of proved reserves since start-up has been replaced through performance revisions that moved probables into the proved category.

Enquiries of the Company

Energy XXI (Bermuda) Limited
Stewart Lawrence
Vice President, Investor Relations and Communications
+1 713-351-3006
slawrence@energyxxi.com

Collins Stewart Europe Limited
Nominated Adviser and Joint UK Broker
Seema Paterson
+44 207 523 8321
spaterson@collins-stewart.com

Pelham PR
James Henderson
+44 207 743 6673
james.henderson@pelhampr.com

Alisdair Haythornthwaite
+44 207 743 6676
alisdair.haythornthwaite@pelhampr.com

GLOSSARY

Barrel – unit of measure for oil and petroleum products, equivalent to 42 U.S. gallons.

BOE – barrels of oil equivalent, used to equate natural gas volumes to liquid barrels at a general conversion rate of 6,000 cubic feet of gas per barrel.

BOE/d – barrels of oil equivalent per day.

Field – an area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

FTP – flowing tubing pressure.

MBOE – thousand barrels of oil equivalent.

MMBOE – million barrels of oil equivalent.

MD – measured depth.

Net Pay – cumulative hydrocarbon-bearing formations.

Spud – to begin drilling a well.

TD – target total depth of a well.

TD’d – to finish drilling a well.

TVD – total vertical depth.

Workover – operations on a producing well to restore or increase production. A workover may be performed to stimulate the well, remove sand or wax from the wellbore, to mechanically repair the well, or for other reasons.